UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 26, 2004

KINDRED HEALTHCARE, INC.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	001-14057 (Commission File Number)	61-1323993 (IRS Employer Identification No.)

680 South Fourth Street

Louisville, Kentucky

(Address of principal executive offices)

40202-2412

(Zip Code)

Registrant’s telephone number, including area code: (502) 596-7300

Not Applicable

(Former name or former address, if changed since last report)

Item 5.	Other Events and Regulation FD Disclosure.

Kindred Healthcare, Inc. (the “Company”) has announced earnings expectations for its continuing operations for fiscal 2004. Revenues for 2004 are expected to approximate between $3.5 billion to $3.6 billion. Operating income, defined as earnings before interest, income taxes, depreciation and rents, is expected to range from $484 million to $494 million. Depreciation and net interest costs for 2004 are expected to approximate $100 million. Net income from continuing operations is expected between $68 million and $75 million, or $1.58 to $1.74 per diluted share (based upon diluted shares of 43 million). For fiscal 2003, the Company reported revenues of $3.3 billion, operating income of $426 million and net income from continuing operations of $49.5 million or $1.41 per diluted share (based upon diluted shares of 35 million).

In addition to the risk factors set forth under “Forward Looking Statements,” the Company’s 2004 earnings guidance assumes no significant changes in government reimbursement as well as the successful completion of its previously announced development plans for additional hospitals and institutional pharmacy locations. Fiscal 2004 earnings estimates also assume continued progress in the Company’s transition of its long-term acute care hospitals to the new Medicare prospective payment system and continued stabilization of professional liability costs that are expected to range between $90 million and $100 million in 2004. The Company reported professional liability costs of $90 million in 2003.

The Company also announced that the Board of Directors has approved a 2-for-1 stock split in the form of a 100% stock dividend. The new shares will be distributed on May 27, 2004 to stockholders of record at the close of business on May 10, 2004. The earnings guidance set forth above gives effect to the stock split.

Forward Looking Statements

This Form 8-K includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements regarding the Company’s expected future financial position, results of operations, cash flows, financing plans, business strategy, budgets, capital expenditures, competitive positions, growth opportunities, plans and objectives of management and statements containing the words such as “anticipate,” “approximate,” “believe,” “plan,” “estimate,” “expect,” “project,” “could,” “should,” “will,” “intend,” “may” and other similar expressions, are forward-looking statements.

Such forward-looking statements are inherently uncertain, and stockholders and other potential investors must recognize that actual results may differ materially from the Company’s expectations as a result of a variety of factors, including, without limitation, those discussed below. Such forward-looking statements are based on management’s current expectations and include known and unknown risks, uncertainties and other factors, many of which the Company is unable to predict or control, that may cause the Company’s actual results or performance to differ materially from any future results or performance expressed or implied by such forward-looking statements. These statements involve risks, uncertainties and other factors discussed below and detailed from time to time in the Company’s filings with the Securities and Exchange Commission.

Factors that may affect the Company’s plans or results include, without limitation, (a) the Company’s ability to operate pursuant to the terms of its debt obligations and its master lease agreements with Ventas, Inc.; (b) the Company’s ability to meet its rental and debt service obligations; (c) adverse developments with respect to the Company’s results of operations or liquidity; (d) the Company’s ability to attract and retain key executives and other healthcare personnel; (e) increased operating costs due to shortages in qualified nurses and other healthcare personnel; (f) the effects of healthcare reform and government regulations, interpretation of regulations and changes in the nature and enforcement of regulations governing the healthcare industry; (g) changes in the reimbursement rates or methods of payment from third party payors, including the Medicare and Medicaid programs, and changes arising from the Medicare prospective payment system for long-term acute care hospitals and the recently enacted Medicare Prescription Drug, Improvement, and Modernization Act of 2003; (h) national and regional economic conditions, including their effect on the availability and cost of labor, materials and other services; (i) the Company’s ability to control costs, including labor and employee benefit costs; (j) the Company’s ability to comply with the terms of its Corporate Integrity Agreement; (k) the Company’s ability to integrate operations of acquired facilities; (l) the increase in the costs of defending and insuring against alleged professional liability claims and the Company’s ability to predict the estimated costs related to such claims; (m) the Company’s ability to successfully reduce (by divestiture of operations or otherwise) its exposure to professional liability claims; and (n) the Company’s ability to successfully dispose of unprofitable facilities. Many of these factors are beyond the Company’s control. The Company cautions investors that any forward-looking statements made by the Company are not guarantees of future performance. The Company disclaims any obligation to update any such factors or to announce publicly the results of any revisions to any of the forward-looking statements to reflect future events or developments.

Item 12.	Results of Operations and Financial Condition.

On April 26, 2004, the Company issued a press release announcing its financial results for the first quarter ended March 31, 2004. The press release, dated April 26, 2004, is attached as Annex A to this Form 8-K. On April 26, 2004, the Company also included the press release on its website at www.kindredhealthcare.com.

Annex A is incorporated herein by reference and has been furnished, not filed.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereto duly authorized.

Date: April 27, 2004	By:	/s/ Richard A. Lechleiter

Richard A. Lechleiter
Senior Vice President and Chief Financial Officer

Annex A

[Kindred Logo appears here]

Contact: Richard A. Lechleiter

Senior Vice President and

Chief Financial Officer

(502) 596-7734

KINDRED HEALTHCARE ANNOUNCES FIRST QUARTER RESULTS

Company Provides 2004 Earnings Guidance

Board of Directors Declares 2-for-1 Stock Split

LOUISVILLE, Ky. (April 26, 2004) – Kindred Healthcare, Inc. (the “Company”) (NASDAQ:KIND) today announced its operating results for the first quarter ended March 31, 2004. Share and per share data for all periods presented have been adjusted retroactively to reflect the 2-for-1 stock split discussed in this earnings release.

Continuing Operations

Revenues for the first quarter of 2004 rose 9% to $871 million compared to $802 million in the year-earlier period. Net income from continuing operations totaled $16.2 million or $0.38 per diluted share compared to $2.5 million or $0.07 per diluted share in the first quarter last year. Operating results for the first quarter of 2004 included pretax income of approximately $2.2 million ($1.3 million net of tax or $0.03 per diluted share) related to the favorable settlement of prior year hospital Medicare cost reports. Operating results for the first quarter of 2003 included pretax charges of approximately $8 million ($5 million net of tax or $0.15 per diluted share) related to changes in estimates of prior year professional liability costs.

Kindred President and Chief Executive Officer Paul J. Diaz commented, “We’re continuing to make progress on our goal to deliver more consistent and predictable operating results for our patients, employees and shareholders. In the first quarter, our quality and customer service measures continued to trend favorably. We also reported increased revenues and operating income in each of our four operating divisions compared to the first quarter last year. This success is a reflection of our continuing efforts to improve employee retention, quality and customer service in all of our operations.”

As previously announced, the Company began operating Peoplefirst Rehabilitation, a new division in 2004, by combining the Company’s external rehabilitation services operations with the rehabilitation services provided by therapists in Kindred nursing centers. Prior to 2004, the internal rehabilitation services operating results were included in the Company’s nursing center operations. Mr. Diaz commented, “In its first quarter of operations, Peoplefirst Rehabilitation reported revenues of $53 million and operating income of $8.5 million. This new organization is creating a great deal of excitement within the Company around our efforts to improve the quality of care we provide to our residents and external customers. We are confident that this momentum will lead to further external growth in the future.”

Discontinued Operations

Net losses from discontinued operations totaled $2.4 million or $0.06 per diluted share in the first quarter of 2004 compared to net losses of $15.6 million or $0.45 per diluted share in the first quarter of 2003.

Earnings Guidance for 2004

The Company announced earnings expectations for its continuing operations for fiscal 2004. Revenues for 2004 are expected to approximate between $3.5 billion to $3.6 billion. Operating income, defined as earnings before interest, income taxes, depreciation and rents, is expected to range from $484 million to $494 million. Depreciation and net interest costs for 2004 are expected to approximate $100 million. Net income from continuing operations is expected between $68 million and $75 million, or $1.58 to $1.74 per diluted share (based upon diluted shares of 43 million). For fiscal 2003, the Company reported revenues of $3.3 billion, operating income of $426 million and net income from continuing operations of $49.5 million or $1.41 per diluted share (based upon diluted shares of 35 million).

In addition to the risk factors set forth under “Forward Looking Statements,” the Company’s 2004 earnings guidance assumes no significant changes in government reimbursement as well as the successful completion of its previously announced development plans for additional hospitals and institutional pharmacy locations. Fiscal 2004 earnings estimates also assume continued progress in the Company’s transition of its long-term acute care hospitals to the new Medicare prospective payment system and continued stabilization of professional liability costs that are expected to range between $90 million and $100 million in 2004. The Company reported professional liability costs of $90 million in 2003.

Mr. Diaz also noted, “The increased stabilization of our operations also has allowed us to return to providing earnings guidance. We believe that the remainder of 2004 offers opportunities to benefit from continued reimbursement visibility, operational improvement in our hospitals and stabilization of professional liability costs in our nursing centers. We also expect our pharmacy and rehabilitation businesses to build on their strong first quarter performance. While several challenges and much work lie ahead, we are optimistic about our 2004 performance.”

Stock Split

The Company also announced that the Board of Directors has approved a 2-for-1 stock split in the form of a 100% stock dividend. The new shares will be distributed on May 27, 2004 to stockholders of record at the close of business on May 10, 2004.

Related to the stock split, Mr. Diaz commented, “We believe that having more shares available from the split announced today will benefit our shareholders by increasing our trading activity and liquidity and reflects the confidence of management and the Board of Directors in our 2004 plan.”

Forward Looking Statements

This press release includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements regarding the Company’s expected future financial position, results of operations, cash flows, financing plans, business strategy, budgets, capital expenditures, competitive positions, growth opportunities, plans and objectives of management and statements containing the words such as “anticipate,” “approximate,” “believe,” “plan,” “estimate,” “expect,” “project,” “could,” “should,” “will,” “intend,” “may” and other similar expressions, are forward-looking statements.

Such forward-looking statements are inherently uncertain, and stockholders and other potential investors must recognize that actual results may differ materially from the Company’s expectations as a result of a variety of factors, including, without limitation, those discussed below. Such forward-looking statements are based on management’s current expectations and include known and unknown risks, uncertainties and other factors, many of which the Company is unable to predict or control, that may cause the Company’s actual results or performance to differ materially from any future results or performance expressed or implied by such forward-looking statements. These statements involve risks, uncertainties and other factors discussed below and detailed from time to time in the Company’s filings with the Securities and Exchange Commission.

Factors that may affect the Company’s plans or results include, without limitation, (a) the Company’s ability to operate pursuant to the terms of its debt obligations and its master lease agreements with Ventas, Inc.; (b) the Company’s ability to meet its rental and debt service obligations; (c) adverse developments with respect to the Company’s results of operations or liquidity; (d) the Company’s ability to attract and retain key executives and other healthcare personnel; (e) increased operating costs due to shortages in qualified nurses and other healthcare personnel; (f) the effects of healthcare reform and government regulations, interpretation of regulations and changes in the nature and enforcement of regulations governing the healthcare industry; (g) changes in the reimbursement rates or methods of payment from third party payors, including the Medicare and Medicaid programs, and changes arising from the Medicare prospective payment system for long-term acute care hospitals and the recently enacted Medicare Prescription Drug, Improvement, and Modernization Act of 2003; (h) national and regional economic conditions, including their effect on the availability and cost of labor, materials and other services; (i) the Company’s ability to control costs, including labor and employee benefit costs; (j) the Company’s ability to comply with the terms of its Corporate Integrity Agreement; (k) the Company’s ability to integrate operations of acquired facilities; (l) the increase in the costs of defending and insuring against alleged professional liability claims and the Company’s ability to predict the estimated costs related to such claims; (m) the Company’s ability to successfully reduce (by divestiture of operations or otherwise) its exposure to professional liability claims; and (n) the Company’s ability to successfully dispose of unprofitable facilities. Many of these factors are beyond the Company’s control. The Company cautions investors that any forward-looking statements made by the Company are not guarantees of future performance. The Company disclaims any obligation to update any such factors or to announce publicly the results of any revisions to any of the forward-looking statements to reflect future events or developments.

Kindred Healthcare, Inc. is a national healthcare services company operating hospitals, nursing centers, institutional pharmacies and a contract rehabilitation services business.

KINDRED HEALTHCARE, INC.

Financial Summary (a)

(Unaudited)

(In thousands, except per share amounts)

	Three months ended March 31,
	2004	2003
Revenues	$871,262	$802,158

Income from continuing operations	$16,275	$2,511
Loss from discontinued operations, net of income taxes	(2,435)	(15,635)

Net income (loss)	$13,840	$(13,124)

Earnings (loss) per common share:
Basic:
Income from continuing operations	$0.46	$0.07
Loss from discontinued operations	(0.07)	(0.45)

Net income (loss)	$0.39	$(0.38)

Diluted:
Income from continuing operations	$0.38	$0.07
Loss from discontinued operations	(0.06)	(0.45)

Net income (loss)	$0.32	$(0.38)

Shares used in computing earnings (loss)
per common share:
Basic	35,414	34,755
Diluted	42,721	34,767

(a)	Share and per share data for all periods presented have been adjusted retroactively to reflect a 2-for-1 stock split to be distributed in May 2004.

KINDRED HEALTHCARE, INC.

Condensed Consolidated Statement of Operations (a)

(Unaudited)

(In thousands, except per share amounts)

	Three months ended March 31,
	2004	2003
Revenues	$871,262	$802,158

Salaries, wages and benefits	492,071	460,752
Supplies	116,733	104,182
Rent	64,459	63,078
Other operating expenses	145,406	146,839
Depreciation	22,046	19,195
Interest expense	3,656	2,888
Investment income	(1,218)	(1,635)

	843,153	795,299

Income from continuing operations before income taxes	28,109	6,859
Provision for income taxes	11,834	4,348

Income from continuing operations	16,275	2,511
Loss from discontinued operations, net of income taxes	(2,435)	(15,635)

Net income (loss)	$13,840	$(13,124)

Earnings (loss) per common share:
Basic:
Income from continuing operations	$0.46	$0.07
Loss from discontinued operations	(0.07)	(0.45)

Net income (loss)	$0.39	$(0.38)

Diluted:
Income from continuing operations	$0.38	$0.07
Loss from discontinued operations	(0.06)	(0.45)

Net income (loss)	$0.32	$(0.38)

Shares used in computing earnings (loss) per common share:
Basic	35,414	34,755
Diluted	42,721	34,767

(a)	Share and per share data for all periods presented have been adjusted retroactively to reflect a 2-for-1 stock split to be distributed in May 2004.

KINDRED HEALTHCARE, INC.

Condensed Consolidated Balance Sheet

(Unaudited)

(In thousands, except per share amounts)

	March 31, 2004	December 31, 2003
ASSETS
Current assets:
Cash and cash equivalents	$17,827	$66,524
Cash—restricted	7,864	7,339
Insurance subsidiary investments	175,710	146,325
Accounts receivable less allowance for loss	475,238	429,304
Inventories	31,135	29,984
Deferred tax assets	89,836	89,836
Assets held for sale	27,360	27,400
Other	54,455	46,375

	879,425	843,087
Property and equipment	688,959	671,850
Accumulated depreciation	(212,963)	(193,310)

	475,996	478,540
Goodwill	31,417	31,417
Insurance subsidiary investments	66,157	74,618
Deferred tax assets	91,991	92,093
Other	63,066	65,659

	$1,608,052	$1,585,414

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$119,057	$119,087
Salaries, wages and other compensation	207,004	214,113
Due to third party payors	27,669	31,406
Professional liability risks	71,140	83,725
Other accrued liabilities	83,938	88,333
Income taxes	46,356	36,684
Long-term debt due within one year	4,729	4,532

	559,893	577,880
Long-term debt	154,708	139,397
Professional liability risks	220,714	212,013
Deferred credits and other liabilities	58,974	58,559
Stockholders’ equity (a):
Common stock, $0.25 par value; authorized 175,000 shares; issued 36,369 shares – March 31, 2004 and 36,340 shares – December 31, 2003	9,092	9,085
Capital in excess of par value	585,853	585,394
Deferred compensation	(6,296)	(8,040)
Accumulated other comprehensive income	496	348
Retained earnings	24,618	10,778

	613,763	597,565

	$1,608,052	$1,585,414

(a)	Retroactively adjusted to reflect a 2-for-1 stock split to be distributed in May 2004.

KINDRED HEALTHCARE, INC.

Condensed Consolidated Statement of Cash Flows

(Unaudited)

(In thousands)

	Three months ended March 31,
	2004	2003
Cash flows from operating activities:
Net income (loss)	$13,840	$(13,124)
Adjustments to reconcile net income (loss) to net cash used in operating activities:
Depreciation	22,046	20,083
Amortization of deferred compensation costs	1,743	1,253
Provision for doubtful accounts	8,116	6,288
Other	(102)	506
Change in operating assets and liabilities:
Accounts receivable	(54,304)	(53,316)
Inventories and other assets	(9,468)	(6,387)
Accounts payable	(3,184)	(2,998)
Income taxes	9,912	(5,457)
Due to third party payors	(3,737)	3,551
Other accrued liabilities	(9,062)	27,935

Net cash used in operating activities	(24,200)	(21,666)

Cash flows from investing activities:
Purchase of property and equipment	(17,881)	(10,565)
Purchase of insurance subsidiary investments	(9,776)	(30,395)
Sale of insurance subsidiary investments	5,672	2,333
Net change in insurance subsidiary cash and cash equivalents	(16,820)	(71,911)
Net change in other investments	1,777	(4,685)
Other	508	(333)

Net cash used in investing activities	(36,520)	(115,556)

Cash flows from financing activities:
Net change in revolving credit borrowings	16,900	—
Repayment of long-term debt	(1,032)	(112)
Payment of deferred financing costs	—	(1,596)
Issuance of common stock	467	—
Other	(4,312)	(4,967)

Net cash provided by (used in) financing activities	12,023	(6,675)

Change in cash and cash equivalents	(48,697)	(143,897)
Cash and cash equivalents at beginning of period	66,524	244,070

Cash and cash equivalents at end of period	$17,827	$100,173

KINDRED HEALTHCARE, INC.

Condensed Consolidated Statement of Operations (a)

(Unaudited)

(In thousands, except per share amounts)

	2003 Quarters					First Quarter 2004
	First	Second	Third	Fourth	Year
Revenues	$802,158	$813,848	$837,035	$830,978	$3,284,019	$871,262

Salaries, wages and benefits	460,752	462,320	469,112	473,263	1,865,447	492,071
Supplies	104,182	104,440	107,701	113,293	429,616	116,733
Rent	63,078	64,215	64,783	64,230	256,306	64,459
Other operating expenses	146,839	140,776	144,368	131,524	563,507	145,406
Depreciation	19,195	19,927	20,407	21,328	80,857	22,046
Interest expense	2,888	2,992	1,054	3,388	10,322	3,656
Investment income	(1,635)	(1,676)	(1,333)	(1,491)	(6,135)	(1,218)

	795,299	792,994	806,092	805,535	3,199,920	843,153

Income from continuing operations before reorganization items and income taxes	6,859	20,854	30,943	25,443	84,099	28,109
Reorganization items	—	—	—	1,010	1,010	—

Income from continuing operations before income taxes	6,859	20,854	30,943	26,453	85,109	28,109
Provision for income taxes	4,348	7,710	12,629	10,968	35,655	11,834

Income from continuing operations	2,511	13,144	18,314	15,485	49,454	16,275
Discontinued operations, net of income taxes:
Loss from operations	(15,635)	(20,555)	(5,780)	(3,407)	(45,377)	(2,435)
Loss on divestiture of operations	—	(36,019)	(827)	(42,567)	(79,413)	—

Net income (loss)	$(13,124)	$(43,430)	$11,707	$(30,489)	$(75,336)	$13,840

Earnings (loss) per common share:
Basic:
Income from continuing operations	$0.07	$0.38	$0.53	$0.44	$1.42	$0.46
Discontinued operations:
Loss from operations	(0.45)	(0.59)	(0.17)	(0.10)	(1.30)	(0.07)
Loss on divestiture of operations	—	(1.04)	(0.02)	(1.21)	(2.28)	—

Net income (loss)	$(0.38)	$(1.25)	$0.34	$(0.87)	$(2.16)	$0.39

Diluted:
Income from continuing operations	$0.07	$0.38	$0.52	$0.38	$1.41	$0.38
Discontinued operations:
Loss from operations	(0.45)	(0.59)	(0.17)	(0.08)	(1.29)	(0.06)
Loss on divestiture of operations	—	(1.04)	(0.02)	(1.05)	(2.27)	—

Net income (loss)	$(0.38)	$(1.25)	$0.33	$(0.75)	$(2.15)	$0.32

Shares used in computing earnings (loss) per common share:
Basic	34,755	34,813	34,885	35,062	34,880	35,414
Diluted	34,767	34,828	35,143	40,685	35,047	42,721

(a)	Share and per share data for all periods presented have been adjusted retroactively to reflect a 2-for-1 stock split to be distributed in May 2004.

KINDRED HEALTHCARE, INC.

Condensed Business Segment Data

(Unaudited)

(In thousands)

	2003 Quarters					First Quarter 2004
	First	Second	Third	Fourth	Year
Revenues:
Hospital division	$331,862	$338,360	$341,368	$325,619	$1,337,209	$348,648
Health services division (a)	410,832	416,768	431,978	433,532	1,693,110	444,994
Rehabilitation division (a)	8,502	8,795	12,065	14,121	43,483	52,699
Pharmacy division	66,126	64,850	67,075	74,382	272,433	79,746

	817,322	828,773	852,486	847,654	3,346,235	926,087
Eliminations:
Pharmacy	(15,164)	(14,925)	(15,451)	(16,676)	(62,216)	(18,136)
Rehabilitation (a)	—	—	—	—	—	(36,689)

	(15,164)	(14,925)	(15,451)	(16,676)	(62,216)	(54,825)

	$802,158	$813,848	$837,035	$830,978	$3,284,019	$871,262

Income from continuing operations:
Operating income (loss):
Hospital division	$70,538	$75,455	$87,171	$73,702	$306,866	$80,066
Health services division (a)	43,424	57,235	54,944	64,436	220,039	49,469
Rehabilitation division (a)	(959)	(750)	261	(315)	(1,763)	8,519
Pharmacy division	6,702	6,133	6,150	7,508	26,493	7,609
Corporate:
Overhead	(26,713)	(28,354)	(28,670)	(28,898)	(112,635)	(26,834)
Insurance subsidiary	(2,607)	(3,407)	(4,002)	(3,535)	(13,551)	(1,777)

	(29,320)	(31,761)	(32,672)	(32,433)	(126,186)	(28,611)

	90,385	106,312	115,854	112,898	425,449	117,052
Reorganization items	—	—	—	1,010	1,010	—

Operating income	90,385	106,312	115,854	113,908	426,459	117,052
Rent	(63,078)	(64,215)	(64,783)	(64,230)	(256,306)	(64,459)
Depreciation	(19,195)	(19,927)	(20,407)	(21,328)	(80,857)	(22,046)
Interest, net	(1,253)	(1,316)	279	(1,897)	(4,187)	(2,438)

Income from continuing operations before income taxes	6,859	20,854	30,943	26,453	85,109	28,109
Provision for income taxes	4,348	7,710	12,629	10,968	35,655	11,834

	$2,511	$13,144	$18,314	$15,485	$49,454	$16,275

(a)	Financial data presented for periods prior to January 1, 2004 have not been restated to reflect the new rehabilitation business alignment.

KINDRED HEALTHCARE, INC.

Condensed Business Segment Data (Continued)

(Unaudited)

(In thousands)

	2003 Quarters					First Quarter 2004
	First	Second	Third	Fourth	Year
Rent:
Hospital division	$23,284	$23,706	$23,441	$22,753	$93,184	$22,844
Health services division (a)	39,031	39,808	40,459	40,530	159,828	40,283
Rehabilitation division (a)	69	95	123	185	472	611
Pharmacy division	630	547	698	703	2,578	662
Corporate	64	59	62	59	244	59

	$63,078	$64,215	$64,783	$64,230	$256,306	$64,459

Depreciation:
Hospital division	$7,054	$7,450	$7,684	$8,257	$30,445	$8,464
Health services division (a)	6,373	6,569	6,688	6,740	26,370	6,893
Rehabilitation division (a)	16	20	22	25	83	33
Pharmacy division	517	539	561	560	2,177	530
Corporate	5,235	5,349	5,452	5,746	21,782	6,126

	$19,195	$19,927	$20,407	$21,328	$80,857	$22,046

Capital expenditures, excluding acquisitions (including discontinued operations):
Hospital division	$2,822	$4,133	$5,773	$13,388	$26,116	$5,406
Health services division (a)	3,222	6,375	9,768	9,804	29,169	8,450
Rehabilitation division (a)	51	47	35	11	144	47
Pharmacy division	616	522	815	2,254	4,207	773
Corporate:
Information systems	3,207	5,992	4,071	8,223	21,493	2,651
Other	647	408	361	1,551	2,967	554

	$10,565	$17,477	$20,823	$35,231	$84,096	$17,881

(a)	Financial data presented for periods prior to January 1, 2004 have not been restated to reflect the new rehabilitation business alignment.

KINDRED HEALTHCARE, INC.

Condensed Business Segment Data (Continued)

(Unaudited)

	2003 Quarters					First Quarter 2004
	First	Second	Third	Fourth	Year
Hospital data:
End of period data:
Number of hospitals	63	63	64	66		68
Number of licensed beds	5,076	5,098	5,129	5,219		5,323
Revenue mix % (a):
Medicare	60	59	62	63	61	66
Medicaid	8	8	7	8	8	7
Private and other	32	33	31	29	31	27
Admissions:
Medicare	6,612	6,346	6,053	6,681	25,692	6,900
Medicaid	648	604	670	661	2,583	715
Private and other	1,281	1,322	1,333	1,359	5,295	1,460

	8,541	8,272	8,056	8,701	33,570	9,075

Patient days:
Medicare	216,266	214,116	193,069	191,904	815,355	207,052
Medicaid	31,764	32,470	31,362	29,488	125,084	27,754
Private and other	56,225	59,339	54,080	52,725	222,369	52,391

	304,255	305,925	278,511	274,117	1,162,808	287,197

Average length of stay:
Medicare	32.7	33.7	31.9	28.7	31.7	30.0
Medicaid	49.0	53.8	46.8	44.6	48.4	38.8
Private and other	43.9	44.9	40.6	38.8	42.0	35.9
Weighted average	35.6	37.0	34.6	31.5	34.6	31.6
Revenues per admission (a):
Medicare	$30,050	$31,594	$35,157	$30,987	$31,878	$33,321
Medicaid	40,547	44,766	36,974	37,825	39,910	33,228
Private and other	83,449	83,830	77,860	68,870	78,395	65,054
Weighted average	38,855	40,904	42,374	37,423	39,833	38,419
Revenues per patient day (a):
Medicare	$919	$936	$1,102	$1,079	$1,004	$1,110
Medicaid	827	833	790	848	824	856
Private and other	1,901	1,868	1,919	1,775	1,867	1,813
Weighted average	1,091	1,106	1,226	1,188	1,150	1,214
Medicare case mix index (discharged patients only)	N/A	N/A	N/A	1.20	N/A	1.26
Average daily census	3,381	3,362	3,027	2,980	3,186	3,156
Occupancy %	69.8	69.0	61.9	59.9	65.1	62.4

(a)	Includes income of $14 million in the third quarter of 2003 and $2 million in the first quarter of 2004 related to certain Medicare reimbursement issues.

N/A – not available.

KINDRED HEALTHCARE, INC.

Condensed Business Segment Data (Continued)

(Unaudited)

	2003 Quarters					First Quarter 2004
	First	Second	Third	Fourth	Year
Nursing center data:
End of period data:
Number of nursing centers:
Owned or leased	248	248	248	248		247
Managed	7	7	7	7		7

	255	255	255	255		254

Number of licensed beds:
Owned or leased	32,293	32,124	32,118	32,124		32,009
Managed	803	803	803	803		803

	33,096	32,927	32,921	32,927		32,812

Revenue mix %:
Medicare	33	33	32	33	32	36
Medicaid	48	48	50	48	49	46
Private and other	19	19	18	19	19	18
Patient days (excludes managed facilities):
Medicare	398,646	399,150	394,957	397,254	1,590,007	433,162
Medicaid	1,699,726	1,707,907	1,757,580	1,737,615	6,902,828	1,675,706
Private and other	410,378	418,824	422,529	426,890	1,678,621	407,684

	2,508,750	2,525,881	2,575,066	2,561,759	10,171,456	2,516,552

Revenues per patient day:
Medicare	$338	$342	$344	$364	$347	$372
Medicaid	117	118	123	120	119	121
Private and other	188	189	188	190	189	197
Weighted average	164	165	168	169	167	177
Average daily census	27,875	27,757	27,990	27,845	27,867	27,654
Occupancy %	86.0	85.6	86.8	86.4	86.2	86.0
Rehabilitation data:
Revenue mix %:
Company-operated	N/A	N/A	N/A	N/A	N/A	70
Non-affiliated	N/A	N/A	N/A	N/A	N/A	30
Pharmacy data:
Number of customer licensed beds at end of period:
Company-operated	29,804	27,566	27,886	28,280		28,188
Non-affiliated	28,365	28,848	29,507	33,127		35,102

	58,169	56,414	57,393	61,407		63,290

N/A – not applicable.